EXHIBIT 31.1

CERTIFICATION

I, Charles J. Link, Jr., certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of NewLink Genetics Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 24, 2015

By:	/s/ Charles J. Link, Jr.
Charles J. Link, Jr.
Chief Executive Officer
(Principal Executive Officer)